Exhibit 99.2

AMENDMENT TO

EMPLOYMENT AGREEMENT

This AMENDMENT TO EMPLOYMENT AGREEMENT (the “Amendment”) is entered into as of July 18, 2018 by and between John J. Haley (“Executive”) and Willis Towers Watson Public Limited Company (the “Company”).

WHEREAS, Executive and the Company are party to an Employment Agreement, dated as of March 1, 2016 (the “Employment Agreement”), pursuant to which Executive serves as the Chief Executive Officer of the Company;

WHEREAS, the current term of the Employment Agreement continues until December 31, 2018, and the Company and Executive desire that the Employment Agreement shall remain in full force and effect without modification for the duration of the current term;

WHEREAS, the Company and Executive desire to enter into this Amendment effective on January 1, 2019 (the “Effective Date”) to extend the term of the Employment Agreement and to amend the terms of Employment Agreement in certain other respects, effective on the Effective Date;

WHEREAS, the Company and Executive desire that Executive will continue as the Chief Executive Officer of the Company for an additional two years following the end of the current term of the Employment Agreement in order to facilitate an orderly succession of the Chief Executive Officer position, it being understood that Executive will retire on January 1, 2021;

WHEREAS, Executive’s support to the Board in identifying, assessing, and developing a successor for the Chief Executive Officer position is integral to the transition process, and will be a key responsibility of Executive over the extended term of the Employment Agreement; and

WHEREAS, the Employment Agreement may be amended by means of a written agreement executed by the Company and Executive.

NOW, THEREFORE, effective upon the Effective Date, and subject to the Executive remaining employed under the Employment Agreement through the expiration of the current term, and in consideration of the mutual covenants and agreements herein contained, the parties agree as follows:

1. Section 1 of the Employment Agreement shall be deleted in its entirety and replaced with the following:

“Term. Executive’s Employment under this Agreement shall be effective as of January 1, 2019 (the “Effective Date”) and shall terminate on January 1, 2021 (the “Expiration Date,” and such period, the “Term”). The Term shall terminate on the Expiration Date or any earlier Termination Date (as described in Section 3(a)).”

2. Section 2(b)(i) of the Employment Agreement shall be deleted in its entirety and replaced with the following:

“Base Salary. Executive’s base salary (“Base Salary”) during the Term shall continue at the current rate of one million and two hundred thousand dollars ($1,200,000) per annum, payable in accordance with normal payroll practices but no less frequently than on a monthly basis.”

3. Section 2(f) of the Employment Agreement shall be deleted in its entirety and replaced with the following:

“Long Term Equity Incentive Grants. The Company shall grant Executive annual awards of performance-based restricted share units in February of each of 2019 and 2020 (the “PSU Awards”), subject to Executive’s continuous employment with the Company on the respective dates of grant, pursuant to the terms of The Willis Towers Watson Public Limited Company 2012 Equity Incentive Plan (the “Equity Plan”). The PSU Awards shall have target grant date values of $9.2 million and $9.6 million, respectively, on the dates of grant, and the number of share units subject to each PSU Award shall be determined based on the Fair Market Value (as defined in the Equity Plan) of the Company’s common stock on the date of grant. Vesting of the PSU Awards and the number of share units so earned shall be determined based on achievement of performance-based vesting requirements specified in the applicable award agreement. Such vesting requirements and other terms and conditions of the PSU Awards shall be the same as those applicable to awards of performance-based restricted share units granted to other senior executives of the Company for the respective fiscal year, except as otherwise agreed by Executive and the Company.”

4. The following new subsection (h) shall be added to Section 2 of the Employment Agreement:

“(h) Deferred Compensation Contributions. The Company shall make the following contributions to Executive’s discretionary contribution account under the Company’s Non-Qualified Deferred Savings Plan for U.S. Employees (the “Deferred Compensation Plan”), subject to Executive’s continued employment with the Company on each applicable contribution date: (a) $1 million on January 1, 2019, which shall vest based on Executive’s employment on the first anniversary of the contribution date, (b) $1 million on January 1, 2020, which shall vest based on Executive’s employment on the first anniversary of the contribution date, and (c) $520,000 on January 1, 2021, which shall be contributed on a fully vested basis subject to Executive’s retirement from the Company as of such date (the “Deferred Compensation Contributions”). Interest at an annual rate of 4.5% shall be credited to each of the Deferred Compensation Contributions from the date of contribution until the date of payment. The Deferred Compensation Contributions, including accrued interest, shall be paid to Executive on August 31, 2021. Notwithstanding the foregoing, upon any termination of Executive’s employment pursuant to Section 3(b) hereof, any Deferred Compensation Contributions that have been made prior to the date of such termination shall be vested in full, and all vested amounts shall be paid in accordance with the Deferred Compensation Plan, subject to the release of claims requirement in Section 3(g) hereof. Upon termination of Executive’s employment for any reason, Executive shall not be entitled to receive any Deferred Compensation Contributions that have not been made prior to such date.

5. The following new subsection (g) shall be added to Section 6 of the Employment Agreement, for legal compliance purposes:

“(g) Executive agrees that he is hereby notified, in accordance with the Defend Trade Secrets Act of 2016, 18 U.S.C. § 1833(b), that: (i) an individual shall not be held criminally or civilly liable under any federal or state trade secret law for the disclosure of a trade secret that is made in confidence to a federal, state, or local government official, or to an attorney, solely for the purpose of reporting or investigating a suspected violation of law; (ii) an individual shall not be held criminally or civilly liable under any federal or state trade secret law for the disclosure of a trade secret that is made in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal; and (iii) an individual who files a lawsuit for retaliation by an employer for reporting a suspected violation of law may disclose the trade secret to the attorney of the individual and use the trade secret information in the court proceeding, if the individual files any document containing the trade secret under seal and does not disclose the trade secret except pursuant to court order.”

6. Amendment Effective Date. This Amendment shall be effective as of the Effective Date. The Employment Agreement shall remain in full force and in accordance with its terms and without regard to this Amendment until December 31, 2018.

7. References. As of the Effective Date, all references in the Employment Agreement to “Agreement” and any other references of similar effect shall refer to the Employment Agreement as amended by this Amendment. Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Employment Agreement.

8. Remaining Provisions. Except as expressly modified by this Amendment, the Employment Agreement shall remain in full force and effect. This Amendment embodies the entire agreement and understanding of the parties hereto with respect to the subject matter hereof and supersedes all prior and contemporaneous agreements and understandings, whether oral or written, relating thereto.

9. Governing Law. This Amendment is to be interpreted, construed and governed according to the laws of the State of New York without regard to conflicts of laws.

10. Counterparts. The Parties hereto may execute this Amendment in counterparts, each of which shall be deemed to be an original and all of which shall together constitute one and the same instrument.

IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first set forth above.

Willis Towers Watson Public Limited Company

By:	/s/ James F. McCann
Name:	James F. McCann
Title:	Chairman of the Board of Directors

[AMENDMENT TO EMPLOYMENT AGREEMENT]

ACCEPTED AND AGREED:

/s/ John J. Haley
John J. Haley

[AMENDMENT TO EMPLOYMENT AGREEMENT]